Exhibit 99.1

Company Contact:
Shuo (Steven) Lou
Chief Financial Officer
Tel: 86-29-85257560
Fax: 86-29-85257829
shuolou@jiahuigroup.com
shuolou@yahoo.com

BANGLA PROPERTY MANAGEMENT, INC. HOLDS SPECIAL SHAREHOLDER MEETING AND RECIEVED SHAREHOLDER APPROVAL ON MERGER

Xi'an,  China, October 18, 2005 - Bangla Property Management, Inc. (OTCBB: BGLA), a Colorado  corporation,  today announced that the shareholders of the company voted in favor of the four proposals put forth at the Special Meeting of the Shareholders held Friday, October 14, 2005.

The four proposals approved and voted in favor of are: Approval of Agreement and Plan of Merger; Approval of an Amendment to the Articles of Incorporation to Change the name of the corporation to “China Properties Developments, Inc.; Approval of an Amendment to the Articles of Incorporation to authorize a 50,000,000 share class of Preferred Stock; and, the sale of the subsidiary through a Share Purchase Agreement.

Bangla Property Management, a Colorado corporation presently engaged in the business of providing property management and customer support services to residential property owners, and its wholly-owned subsidiary China Property Holding, Inc., a Colorado corporation formed by Bangla to effectuate the Agreement and Plan of Merger, entered into an agreement to acquire Wollaston Industrial Limited, ("Wollaston"), a British Virgin Islands ("BVI") limited liability corporation, which is the parent and its 90.28% ownership in its subsidiary Jiahui Real Estate Co. Ltd. a management company formed under the Company Law of the People’s Republic of China (“Jiahui”), both of which are privately-held corporations, acquired Wollaston, in exchange for 10,000,000 shares of Bangla’s common stock.  China Property Holding Inc. will be then merged into Bangla. Wollaston will remain a subsidiary of Bangla. The current officers and directors of Bangla appointed Ping’an Wu as the Chief Executive Officer and Director, Shuo (Steven) Lou as the Chief Financial Officer and Director, Yingming Wang as the Chief Operation Officer and Director, Xingguo Wang as Director.  Immediately thereafter the current officers and directors of Bangla resigned. The stockholders of Wollaston, as of the closing date of the Merger, own approximately 57.76% of Bangla's common stock outstanding as of the closing date.

Management and Directors

    Pingan Wu, Founder, Chairman, President & CEO.

   Born in Shaanxi Province in January 1958, Mr. Wu founded Jiahui Real Estate in 1996 and has served in his present positions since then. Previously, he founded the Xi’an Qi An Group Company and served as the CEO from 1990 to 1996. From 1987 to 1990, he founded and served as CEO of the Xi’an Qi An Advanced Ceramic Ornament Materials Co., Ltd., a ceramics factory. He served as a manager at Chunlin No.5 Brick Factory in Xi’an from 1984 to 1987 and was granted the certificate of Certified Economist in 1993.

Shuo (Steven) Lou, Chief Financial Officer.

   Born in Hangzhou, China in October 1961, Mr. Lou is currently a citizen of the United States. He has been CFO of Jiahui since 2004. Previously he worked at Wachovia Securities, Inc. (f.k.a. Prudential Securities, Inc.) in Seattle, Washington, as a financial advisor and quantum portfolio manager from 1997 to 2004. From 1994 to 1996, he was an executive at Shuka Industrial, Inc. in New Jersey. He received an MBA in management information system option from North Carolina State University and an M.A. in

  Economic and Statistics from Xiamen University, Xiamen, China. He also received a B.S. degree in mathematics from Zhejiang Normal University. He worked as a financial analyst at the Central Bank of China’s Hangzhou branch from 1984 to 1985 and taught business at Hangzhou University School of Business and Economics from 1988 to 1990.

Yingming Wang, Chief Operation Officer.
Born in Gansu Province, China in July 1963, Mr. Wang has been General Manager of Jiahui from November 1996 through the present. He previously worked with the Shaanxi Province Legal Department as a legal counsel from 1993 to 1996. He received an LLB from Northwest University, School of Political Science and Law in Xi’an. He then worked at the same university as an instructor in law from 1987 to 1993.

Xingguo Wang, Director. Born in Shandong, China in February 1965, Mr. Wang is currently a U.S. citizen. He has served as Vice President of Bright Orient (Holding) Ltd. since July 2003. Previously he was Vice President of Waitex International Ltd. from 2000 to 2002. He received an M.A. in International Economics from Nan Kai University, Tianjin, China. He worked at Zhejiang Securities Co., Ltd. as a deputy general manager of the investment banking department from 1992 to 1994. He was a vice president at Ameda C.G. Inc. from 1994 to1996, and was President of Great Ocean International Ltd. from 1996 to 2000.

The Business of Wollaston and Jiahui

   Wollaston was incorporated on April 21, 2004 in British Virgin Islands under the International Business Companies Act.  It has two directors, Mr. Ping’an Wu and Mr. Shuo Lou.  Its authorized capital is US$50,000 divided into 50,000 shares of US$1.00 par value with one vote per share.

   Wollaston owns 90.28% of its subsidiary, Xi’an Jiahui Real Estate Co. Ltd. formed under the Company Law of the People’s Republic of China (“Jiahui”).  Jiahui is a sino-foreign joint venture company formed on December 17, 1996 by Xi’an Xiangrui Real Estate Co. Ltd (“Xiangrui”) and American JHL Industrial Limited (“JHL”) in Xi’an, China.  Jiahui has been engaging in real estate development and related services in China.  In 1998, JHL invested an additional US$ 500,000 to complete the construction of Jiahui Office Building in Xi’an.  Jiahui currently has three directors, Zhang Er’you, Sun Jianmin and Gao Yan.

   Jiahui is mainly involved in the up-scale realty market development and management of office buildings, commercial estate, and high-end residential buildings in Xi’an, Shaanxi Province , China . It is located in the second largest commercial center of Xi’an - the Xiaozhai Area.  It has developed Jiahui Office Building , Oufengyuan Office Building , and Jixiang Garden Residential Project.  It is currently developing Yangming Soho Office Building .

   The Company’s Articles of Incorporation currently specifies the name of the Company as “Bangla Property Management Inc.”  The Board of Directors received approval to amend the Articles of Incorporation to change the Company’s name to “China Properties Developments Inc.” The name change has been done and the symbol change will be announced in a future news release.

The Board of Directors received approval, an amendment to the Company's Articles of Incorporation to authorize a class of 50,000,000 shares of $0.001 par value preferred stock.

Shareholder approval was received accepting the Parent has entered into a purchase agreement with Shawn Erickson, the Parent’s past president and CEO for the sale of all of the common stock of Bangla

  Properties Inc., the Parent’s subsidiary.  This subsidiary holds all of the following pre merger assets of the Parent.

  Full Year 2004 Xi'an Jiahui Real Estate

  For the year ended December 31, 2005, revenue was $8,326,551 versus $3,704,386 for the year ended 2003, a 224.78% increase. Gross profit for the year was $2,252,275 compared to $1,918,711 in 2003 a 117.38%. Net income decreased by 6.82% to $888,942 for the year ended December 2004 versus $1,304,156 for the year ended 2003.

Mr. Wu, President said, "We are pleased to announce that we are now a publicly traded company. Our market is a strong and growing one and we are well positioned to be a leader in our sector in China. We look forward to communicating news about exciting developments in upcoming weeks and months."

       For the Year Ended

       For the Year Ended

       December 31,

       December 31,

       2004

       2003

      Revenues

           Sales

      $

              8,099,035

      $

              3,483,564

           Other

                 227,516

                 220,822

              8,326,551

              3,704,386

      Less: Cost of sales

              6,074,276

              1,785,675

           Gross profit

              2,252,275

              1,918,711

      Operating Expenses

           Selling, general and administrative

                 651,161

                 513,278

           Sales taxes

                 404,952

                 101,277

                Total Operating Expenses

              1,056,113

                 614,555

      Income before Income Taxes

              1,196,162

              1,304,156

      Income taxes

                 307,220

                          -

      Net income

      $

                 888,942

      $

              1,304,156

  About the Company

  Bangla Property Management  acquired Bangla’s China Property Holding, Inc., its wholly-owned subsidiary, Merger Sub, acquired Wollaston, and its 90.28% ownership in its subsidiary JIAHUI in exchange for 10,000,000 shares of Bangla’s common stock.  China Property Holding Inc., will be then merged into Bangla. Wollaston will remain a subsidiary of Bangla. The stockholders of Wollaston, as of the closing date of the Merger, own approximately 57.76% of Bangla's common stock outstanding as of the closing date.

  Jiahui Real Estate Co. Ltd. develops and manages high-end residential, commercial and office real estate in the city of Xi’an, the capital of Shaanxi Province in the People’s Republic of China. One of China’s most ancient cities, Xi’an is a thriving cultural, historical and intellectual center, whose population of more than 6 million people includes faculty and students from 60 colleges and universities, researchers, government administrators, white-collar office workers and IT and other professionals. Ranging on average from ages 18 to 45, these groups are trendy, educated and exercise substantial purchasing power. Yet the real estate market in Xi’an lags well behind demand. In 2004, demand for commercial and residential space was about 14 million square meters, but only 4 million square meters were constructed and approved by the government.

The Company is headquartered on the top two floors of the Jiahui Office Building, a recently opened multifunctional high-rise structure, built and operated by the Company. Jiahui has also built and now manages a large office building and a smaller residential project. It expects to complete the Yangming SOHO Office building, a luxury high-rise commercial and residential property, by the end of October 2005.

Jiahui is a Sino-foreign joint venture company formed in 1996. The total assets of the Company is over US$21 million.  Total stockholders' equity is over US$6 million. Jiahui became a U.S. public company in October 2005, through a reverse merger with Bangla Property Management, Inc., a Colorado corporation.

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts.  These  statements are subject to uncertainties and risks  including,  but not  limited  to,  product  and  service  demand  and acceptance,   changes  in  technology,   economic  conditions,   the  impact  of competition and pricing,  government regulation, and other risks defined in this document  and in  statements  filed  from time to time with the  Securities  and Exchange  Commission.  All such forward-looking statements, whether written or oral, and whether made by or on behalf of the companies, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking  statements.  In addition, the companies disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.